Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

EMCORE CORPORATION

Exchange Offer

5% Convertible Senior Subordinated Notes due May 15, 2011 and
Shares of Common Stock for its
5% Convertible Subordinated Notes due May 15, 2006

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,
ON JANUARY     , 2004 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS
MAY BE WITHDRAWN PRIOR TO 11:59 P.M., NEW YORK CITY
TIME, ON THE EXPIRATION DATE

You must use this form or one substantially equivalent to this form to accept the Exchange Offer of EMCORE Corporation. (the "Company") made pursuant to the preliminary Prospectus, dated December 24, 2003 (the "Prospectus"), if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust Company, as exchange agent (the "Exchange Agent"), prior to 11:59 p.m., New York City Time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Exchange Offer, a Letter of Transmittal (or a facsimile thereof) or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 11:59 p.m., New York City Time, on the Expiration Date. Capitalized terms not defined herein are defined in the Letter of Transmittal accompanying the Prospectus.

Delivery To:

Wilmington Trust Company, Exchange Agent

By Regular Mail or Overnight Courier: Christine Kushto, CCTS Financial Services Officer Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, DE 19890-1615	By Registered & Certified Mail: Christine Kushto, CCTS Financial Services Officer Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, DE 19890-1615	In Person by Hand Only: Christine Kushto, CCTS Financial Services Officer Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, DE 19890-1615
For Information or Confirmation by Telephone Call: (302) 636-6469
By Facsimile Transmission (For Eligible Institutions Only): (302) 636-4145
Attention: Christine Kushto

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

Total Principal Amount of Existing Notes Tendered:*	For book-entry transfer to the Depository Trust Company, please provide account number:
$ ____________________________________	Account No. ____________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x____________________________________________	______________________________
Date

x____________________________________________	______________________________
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number: __________________________________

Must be signed by the Holder(s) of Existing Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)
Name(s)	____________________________________________________
____________________________________________________
____________________________________________________

Capacity:	____________________________________________________

Address(es):	____________________________________________________
____________________________________________________
____________________________________________________
____________________________________________________

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.